Exhibit 99.1
LKQ Corporation Initiates Sale Process for Specialty Segment

Continues Multi-Year Portfolio Simplification Strategy

ANTIOCH, Tenn., December 4, 2025 – LKQ Corporation (Nasdaq: LKQ) today announced that it has commenced a process to explore the potential sale of its Specialty segment.

“Our Specialty segment is a leading distributor of automotive, RV and marine parts and accessories in North America. It is a strong business supported by an exceptional team. To unlock its full potential, we initiated a strategic review earlier this year to evaluate opportunities for the business under new ownership. Current market conditions present an attractive environment to assess divestiture options and ensure we maximize the value of this best-in-class business.

This review aligns with our ongoing strategy to simplify our portfolio and concentrate on our core segments. We recently demonstrated our commitment to this strategy with the successful sale of our Self-Service segment,” said Justin Jude, President and Chief Executive Officer. “LKQ remains committed to delivering superior financial returns. Proceeds from a potential transaction will be allocated in accordance with the capital allocation framework previously outlined to shareholders by management, including maintaining a strong balance sheet and returning value to our shareholders through share repurchases. Importantly, we will only pursue a transaction that appropriately reflects our view of the market value of the business.”

There is no deadline or definitive timetable set for completion of a potential sale, and there can be no assurance that this process will result in a sale or any other transaction. The Company does not intend to comment on or provide updates regarding this process until it determines further disclosure is appropriate or required.

LKQ has engaged Bank of America as financial advisor and Wachtell, Lipton, Rosen & Katz as legal counsel to assist with the process.

About LKQ Corporation

LKQ Corporation (www.lkqcorp.com) is a leading provider of alternative and specialty parts to repair and accessorize automobiles and other vehicles. LKQ has operations in North America, Europe and Taiwan. LKQ offers its customers a broad range of OEM recycled and aftermarket parts, replacement systems, components, equipment, and services to repair and accessorize automobiles, trucks, and recreational and performance vehicles.

Forward Looking Statements

Statements and information in this press release that are not historical are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and are made pursuant to the “safe harbor” provisions of such Act.

Forward-looking statements include, but are not limited to, statements regarding our outlook, guidance, expectations, beliefs, hopes, intentions and strategies. These statements are subject to a number of risks, uncertainties, assumptions and other factors including those identified below. All forward-looking statements are based on information available to us at the time the statements are made. We undertake no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

You should not place undue reliance on our forward-looking statements. Actual events or results may differ materially from those expressed or implied in the forward-looking statements. The risks, uncertainties, assumptions and other factors that could cause actual events or results to differ from the events or results predicted or implied by our forward-looking statements include, among others, changes in our cash position or cash requirements for other purposes, fluctuations in the price of our common stock, general market conditions, and stockholder response to the repurchase program; and other factors discussed in our filings with the SEC, including those disclosed under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K for the year ended December 31, 2024 and in our subsequent Quarterly Reports on Form 10-Q. These reports are available on our investor relations website at lkqcorp.com and on the SEC website at sec.gov.

Investor Contact:
Joseph P. Boutross - Vice President, Investor Relations
LKQ Corporation
(312) 621-2793
jpboutross@lkqcorp.com

Media Contact:
Whit Clay - Partner
Longacre Square Partners
(917) 601-6012
wclay@longacresquare.com